SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 22, 2022

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On September 22, 2022, pursuant to Board of Director minutes dated June 8, 2022 and based upon prior shareholder approval obtained on September 7, 2021, the Company filed a Certificate of Amendment relating to a 1 for 12 reverse stock split.

Item 8.01 – Other Events

Reverse Stock Split, CUSIP

On October 5, 2022, Global Arena Holding, Inc. (the “Company”) announced that the Financial Industry Regulatory Association (FINRA) confirmed the below listed corporate actions requested by the Company:

•

1 for 12 Reverse Split

•

New Cusip:  37951M300

•

Current CUSIP: 37951M102

•

Daily List Announcement Date: 10/4/2022

•

Market Effective Date: 10/5/2022

Following the reverse split there are approximately 214,298,784 shares of the Company’s common stock issued and outstanding. Following the reverse split effective date, a letter "D" will be placed on the Company's trading symbol for 20 business days. The new symbol will be "GAHCD". The letter "D" will be removed in 20 business days and the trading symbol will revert back to "GAHC".

Item 9.01 Financial Statements and Exhibits

Exhibit 4.13.  Certificate of Amendment filed 9/22/2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:

/s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  October 7, 2022

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